Exhibit 99.1

April 29, 2011

To the Holders of Credit Agreement

Claims Referred to Below

Ladies and Gentlemen:

This letter agreement (this “Agreement”) sets forth certain terms and conditions pursuant to which YRC Worldwide Inc. (“YRCW”) and all of its direct and indirect subsidiaries (collectively, the “Company” or “Companies”) proposes a restructuring (the “Restructuring”) of the Company’s outstanding obligations under the Existing Credit Agreement, the ABS Facility and the Contribution Deferral Agreement (each as defined below) by way of an out-of-court transaction (a “Transaction”) on the terms and subject to the conditions set forth in the Transaction Documents (as defined below), with the support of the undersigned Persons signatory hereto in such party’s capacity as party to that certain Credit Agreement (the “Existing Credit Agreement”) dated August 17, 2007, as amended, modified or supplemented from time to time, by and among YRCW as borrower, the lenders from time to time party thereto as lenders (the “Participating Lenders” and each Lender under the Existing Credit Agreement is generally referred to as a “Lender”), certain of YRCW’s Subsidiaries listed as a guarantor on the signature pages thereto as guarantors and JPMorgan Chase Bank, National Association, as collateral and administrative agent (the “Agent”). The Company, each Participating Lender and each other Person that becomes a party hereto in accordance with the terms hereof are collectively referred to as the “Parties” and individually as a “Party.”

For the purposes of this Agreement, “Participating Lenders” shall not include (A) a holder of Credit Agreement Claims (as defined below) signatory hereto in its capacity as a broker, dealer or market maker of Credit Agreement Claims or any other claim against or security in the Company whether such signatory is acting as a “Riskless Principal,” “Principal” or “Agent” (each as defined by the Loan Syndications and Trading Association in its Standard Terms and Conditions for Distressed Trade Confirmations), (B) any subsidiary or affiliate of a holder of Credit Agreement Claims signatory hereto (x) over which the holder of Credit Agreement Claims does not have corporate authority or control or (y) whose credit decisions, including credit decisions to be bound by agreements such as this Agreement, under the internal policies or rules of such subsidiary or holder, are not subject to control by such signatory holder or (C) any party or holder of Credit Agreement Claims in its capacity as an advisor to the Company or other Person. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Existing Credit Agreement.

The Parties hereto hereby agree as follows:

1.	Proposed Restructuring.

(a) The principal terms of the Restructuring are set forth in the term sheet and its annexes in the form attached hereto as Exhibit A (which term sheet is expressly incorporated by reference herein and made a part of this Agreement as if fully set forth herein, the “Restructuring Term Sheet”).

(b) The Company intends to implement the Restructuring on a consensual basis in the Transaction, which will, consistent with the Restructuring Term Sheet, provide for, among other things:

(i) an exchange offer (the “Exchange Offer”), in which the Company intends to exchange for a combination of (A) shares of new preferred stock of YRCW (the “Series B Convertible Preferred Stock”), which Series B Convertible Preferred Stock shall, immediately following consummation of the Merger, automatically convert into shares of common stock of YRCW, par value $0.01 per share (the “Common Stock”), equal to 72.5% of the Common Stock outstanding immediately following consummation of the Merger, subject to dilution on account of the Management Incentive Plan (as defined in the Restructuring Term Sheet) and the Convertible Secured Notes (as defined below), (B) newly issued 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) in the aggregate principal amount of $140.0 million under an indenture substantially in the form attached hereto as Exhibit B (including the annexes, schedules and exhibits thereto, the “Series A Indenture”), (C) the right to subscribe to purchase for cash newly issued 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes” and together with the Series A Notes, the “Convertible Secured Notes”) in the aggregate principal amount of $100.0 million under an indenture substantially in the form attached hereto as Exhibit C (including the annexes, schedules and exhibits thereto, the “Series B Indenture”) and (D) term loans under the New Credit Agreement (as defined below) in an aggregate initial principal amount of the Non-LC Credit Agreement Claims (as defined below) minus $305 million (the “New Term Loan Amount”):

(1) Claims with respect to the aggregate LC Exposure as of the date the Restructuring is consummated (which LC Exposure estimated as of June 30, 2011 is approximately $483 million) (the “LC Claims”)1;

(2) Claims with respect to the outstanding principal amount of the Term Loans as of the date the Restructuring is consummated (the aggregate outstanding principal amount of the Term Loans estimated as of June 30, 2011 is approximately $247 million) (the “Term Loan Claims”)2;

(3) Claims with respect to the outstanding principal amount of the Revolving Loans (including any Swingline Loans) as of the date the Restructuring is consummated (the aggregate outstanding principal amount of the Revolving Loans estimated as of June 30, 2011 is approximately $134 million) (the “Revolving Credit Claims” and together with the Term Loan Claims and the

[1]	The claim amounts for the Credit Agreement Claims set forth above assume cash pay downs prior to June 30, 2011 resulting from asset sales projected by the Company to occur prior to June 30, 2011. The claim amounts set forth above will change depending on the actual pay downs that occur.
[2]	See footnote 1.

Deferred Interest and Fee Claims (as defined below), the “Non-LC Credit Agreement Claims”)3; and

(4) Claims with respect to all deferred interest and fees (including commitment fees and participation fees in respect of LC Exposure), accrued and unpaid under the Existing Credit Agreement as of the date the Restructuring is consummated (the aggregate outstanding amount of such deferred interest and fees estimated as of June 30, 2011 is approximately $166 million) (the “Deferred Interest and Fees Claims” and together with the LC Claims, the Term Loan Claims and the Revolving Credit Claims, the “Credit Agreement Claims”)4;

(ii) the Company amending and restating the Existing Credit Agreement on the terms and subject to the conditions set forth in the amended and restated credit agreement substantially in the form attached hereto as Exhibit D (including the annexes, schedules and exhibits thereto, as of its execution date, the “New Credit Agreement”);

(iii) the Company obtaining a new asset based loan facility with initial aggregate commitments of not less than $300 million and minimum excess availability on the Closing Date of not less than $40 million (net of refinancing of the ABS Facility (as defined below) and any reserves), on market terms and conditions acceptable to the Company, the Agent and the Steering Group Majority, each in their sole discretion (including the annexes, schedules and exhibits thereto, the “New ABL Facility”), a portion of the proceeds of which shall be used to refinance all outstanding claims under that certain Third Amended and Restated Receivables Purchase Agreement, dated as of April 18, 2008 (as amended, supplemented or otherwise modified from time to time, the “ABS Facility”);

(iv) in connection with and as an integral part of the exchange set forth in Section 1(b)(i)(B) above, YRCW issuing $140 million aggregate principal amount of Series A Notes under the Series A Indenture on a ratable basis in accordance with the Restructuring Term Sheet to the holders of Non-LC Credit Agreement Claims guaranteed by all of its domestic Subsidiaries guaranteeing the obligations under the New Credit Agreement and entering into a Registration Rights Agreement, by and between YRCW and certain holders of Series A Notes party thereto, substantially in the form attached hereto as Exhibit E (including the annexes, schedules and exhibits thereto, the “Series A Registration Rights Agreement”);

(v) in connection with and as an integral part of the exchange set forth in Section 1(b)(i)(C) above, YRCW issuing $100 million aggregate principal amount of Series B Notes under the Series B Indenture guaranteed by all of its domestic Subsidiaries guaranteeing the obligations under the New Credit Agreement in exchange

[3]	See footnote 1.
[4]	See footnote 1.

for cash to the holders of Credit Agreement Claims who subscribe for such Series B Notes on a ratable basis (subject to oversubscription rights for such Series B Notes) in accordance with the Restructuring Term Sheet and entering into that certain Registration Rights Agreement, by and between YRCW and certain holders of Series B Notes party thereto, substantially in the form attached hereto as Exhibit F (including the annexes, schedules and exhibits thereto, the “Series B Notes Registration Rights Agreement”);

(vi) in connection with and as an integral part of the exchange set forth in Section 1(b)(i)(A) above, YRCW issuing the Series B Convertible Preferred Stock on a ratable basis in accordance with the Restructuring Term Sheet to the holders of Credit Agreement Claims, on the terms and subject to the conditions set forth in the Certificate of Designations of Series B Convertible Preferred Stock substantially in the form of Exhibit G hereto (the “Series B Certificate of Designations”) and entering into a Registration Rights Agreement, by and between YRCW and certain holders of Series B Convertible Preferred Stock, substantially in the form attached hereto as Exhibit H (including the annexes, schedules and exhibits thereto, the “Equity Registration Rights Agreement”);

(vii) the Company, all of the various pension funds who are parties to that certain Contribution Deferral Agreement, dated as of June 17, 2009, as amended, supplemented or otherwise modified from time to time (the “Contribution Deferral Agreement”) and the agent thereunder, as applicable, entering into (A) the tenth amendment to the Contribution Deferral Agreement (the “Tenth Amendment”) substantially in the form attached hereto as Exhibit I-1, which amends and restates the Contribution Deferral Agreement substantially in the form attached hereto as Exhibit I-2 (including the annexes, schedules and exhibits thereto, the “Amended and Restated Contribution Deferral Agreement”) and (B) a reaffirmation agreement substantially in the form attached hereto as Exhibit I-3;

(viii) YRCW issuing the share of Series A Voting Preferred Stock to the International Brotherhood of Teamsters (“IBT”) on the terms and subject to the conditions set forth in the Certificate of Designations of Series A Voting Preferred Stock of YRCW substantially in the form attached hereto as Exhibit J (the “Series A Certificate of Designations”);

(ix) the IBT executing a document that provides for all of the necessary consents by the IBT to the Restructuring (as defined in the Agreement for the Restructuring of the YRC Worldwide, Inc. Operating Companies (the “MOU”)), which consents shall be unqualified and non-contingent and shall include, contingent only upon consummation of the Restructuring, a waiver of any termination, modification or similar rights under the MOU such that the collective bargaining agreement shall be fully binding on the parties thereto for its specified term in the form attached hereto as Exhibit K (the “IBT Consent Agreement”); and

(x) YRCW issuing Series B Convertible Preferred Stock, which Series B Convertible Preferred Stock shall, immediately following consummation of the Merger, automatically convert into shares of Common Stock equal to 25% of the

Common Stock outstanding immediately following consummation of the Merger, subject to dilution on account of the Management Incentive Plan and the Convertible Secured Notes, to a new IBT Employee Stock Trust, including the Company entering into a new IBT Employee Stock Plan (the “IBT Employee Plan”), in each case in form and substance materially consistent with the Restructuring Term Sheet and acceptable to the Company, the Agent and the Steering Group Majority.

(c) Such Restructuring will be implemented pursuant to various agreements and related documentation (collectively, the “Transaction Documents”), including, but not limited to: (i) each of the agreements and related documentation referred to in Section 1(b) above, (ii) one or more Registration Statements on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) containing the prospectus and other definitive documentation related to the Exchange Offer and any amendments thereto (each, a “Registration Statement”), (iii) definitive documentation relating to the aforementioned financing as is necessary to consummate the Restructuring (including, without limitation, (A) an intercreditor agreement, (B) the Foreign Pledges, (C) an amended and restated pledge and security agreement, (D) the collateral trust agreement, (E) the pledge and security agreement and (F) the various mortgage documentation), (iv) any required post-Effective Date organizational and governance documents, including, without limitation, the Amended and Restated Certificate of Incorporation of YRCW substantially in the form attached hereto as Exhibit L (the “New Certificate of Incorporation”), the Amended and Restated Bylaws of YRCW substantially in the form attached hereto as Exhibit M, the Series A Certificate of Designations and the Series B Certificate of Designations, (v) the materials related to the solicitation of stockholder votes (the “Merger Proxy Solicitation”) to approve the Merger and increase the amount of authorized Common Stock sufficient to permit the automatic conversion of the Series B Convertible Preferred Stock into Common Stock, including, without limitation, an agreement and plan of merger (the “Merger Agreement”) and (vi) such other definitive documentation as is necessary to consummate the Restructuring, all on substantially the same economic terms and otherwise materially consistent with the Restructuring Term Sheet and in form and substance acceptable to the Company, the Agent and the Steering Group Majority, each in their sole discretion. Each of the Transaction Documents shall (x) be materially consistent with the applicable form attached hereto and acceptable to the Company, the Agent and the Steering Group Majority, each in their sole discretion, or (y) if no applicable form exists, be in form and substance materially consistent with the Restructuring Term Sheet and acceptable to the Company, the Agent and the Steering Group Majority, each in their sole discretion (the Transaction Documents in the foregoing forms and with the foregoing required approvals are collectively referred to herein as the “Approved Transaction Documents” and the Restructuring contemplated by the Approved Transaction Documents is referred to herein as the “Qualified Transaction” and the Exchange Offer contemplated in the Qualified Transaction being the “Qualified Exchange Offer”).

(d) The obligations of the Company and the Participating Lenders to consummate the Exchange Offer are conditioned upon the following to occur:

(i) the Registration Statement shall have been declared effective by the SEC and shall remain effective, and on or before the closing of the Qualified Exchange Offer, the Company shall have disclosed, in a Report on Form 8-K, by press release or by other public disclosure any then material nonpublic information theretofore disclosed by the Company or its representatives to the Lenders who had agreed to receive private information from the Company;

(ii) the initial funding under the New ABL Facility shall have occurred (or shall occur substantially concurrently with consummation of the Exchange Offer) and be in form and substance acceptable to the Agent, the Steering Group Majority and the Company, each in their sole discretion;

(iii) the offering of the Series B Notes, with aggregate net proceeds to YRCW of not less than $100.0 million, shall have closed (or will close simultaneously with consummation of the Exchange Offer);

(iv) each of the Approved Transaction Documents, which by their terms are to be effective at or prior to consummation of the Exchange Offer, shall be in full force and effect;

(v) each of the agreements set forth in Section 5(o) hereof shall be in full force and effect;

(vi) a new IBT Employee Stock Trust (including a new IBT Employee Stock Plan), in form and substance materially consistent with the Restructuring Term Sheet and acceptable to the Company, the Agent and the Steering Group Majority, shall have been established by the Company and be in full force and effect;

(vii) the New Board (as defined in the Restructuring Term Sheet), other than the IBT director designees, shall have been elected or designated by the existing members of the board of directors as “continuing directors” (provided that the director candidates were selected by the Agent and Steering Group Majority at least ten (10) days prior to the closing of the Exchange Offer) and the New Candidates (as defined in the Restructuring Term Sheet) shall have commenced employment with the Company, in each case unless otherwise waived by the Agent and Steering Group Majority; and

(viii) by the Closing Date, 100% of the Participating Lenders shall have (x) agreed to the Qualified Exchange Offer and validly and timely tendered, delivered and not withdrawn the requisite tender of (when solicited to do so and by the applicable deadline for doing so) such Credit Agreement Claims in the Qualified Exchange Offer and (y) not changed, revoked or withdrawn such agreement or tender.

2.	Representations of the Parties.

Each Party hereby represents and warrants to the other Parties that the following statements are true, correct and complete in all material respects as of the date hereof:

(a) It has all requisite corporate, partnership, limited liability company or similar authority to execute this Agreement and carry out the transactions contemplated hereby (except for the stockholder approval required for consummation of the Merger and the ownership of any securities as defined in the Securities and Exchange Act of 1934 issued in connection with the transactions contemplated hereby which ultimately may be held by an affiliate or nominee of the Participating Lender) and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, partnership, limited liability company or other similar action on its part. It being understood that the New Board, as well as the existing board of directors, shall approve the Merger.

(b) Except as set forth on Schedule 2(b) hereto, the execution, delivery and performance by such Party of this Agreement does not and shall not (i) violate (A) any provision of law, rule or regulation applicable to it or (B) its charter, bylaws or other similar governing documents (as such charter, bylaws or similar governing documents may be amended or modified pursuant to the transactions contemplated hereunder) or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

(c) This Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(d) If such Party is the Company, the execution, delivery and performance by it of this Agreement does not and shall not require any material registration or material filing with, material consent or material approval of, or material notice to, or other material action to, with or by, any federal, state or other governmental authority or regulatory body, except (i) filings required by applicable state securities laws, (ii) the filing with the SEC of (x) one or more Registration Statements and the issuance of effectiveness orders with respect thereto in accordance with the requirements of the Exchange Offer and (y) proxy materials and related documents to effect the Merger Proxy Solicitation, (iii) the filing of any requisite notices, exceptions, waivers and/or application(s) to the NASDAQ Stock Market in connection with the Restructuring, (iv) filings required under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in the case of YRCW, (A) filings of the Series A Certificate of Designations, the Series B Certificate of Designations, the New Certificate of Incorporation, the Merger Agreement and other filings related to the Merger with the Secretary of the State of Delaware and (B) other registrations, filings, consents, approvals, notices or other actions that are reasonably necessary to maintain permits, licenses, qualifications and governmental approvals to carry on the business of the Company, (v) filings to release existing Liens and to perfect Liens contemplated by this Agreement and (vi) other consents, approvals or actions which have been obtained on or prior to the date hereof.

(e) If such Party is a Participating Lender, such Participating Lender (i) either (A) is the sole legal and beneficial owner of the Credit Agreement Claims set forth below its name on the signature page hereof or (B) has investment discretion with respect to such Credit Agreement Claims in respect to matters relating to the Exchange Offer contemplated by this Agreement and (ii) has full power and authority to act on behalf of, vote and consent to matters concerning such Credit Agreement Claims in respect to matters relating to the Exchange Offer contemplated by this Agreement and dispose of, exchange, assign and transfer such Credit Agreement Claims subject to the terms and conditions of the Credit Agreement. Furthermore, such Participating Lender has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interests in such Credit Agreement Claims that are subject to this Agreement, the terms of which agreement are, as of the date hereof, inconsistent with the representations and warranties of such Participating Lender herein or would render such Participating Lender otherwise unable to comply with this Agreement and perform its obligations hereunder.

(f) If such Party is a Participating Lender, such Participating Lender (i) has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of entering into this Agreement and (ii) is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended).

(g) If such Party is YRCW, (i) each of the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date of this Agreement, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects on and as of such earlier date and (ii) no Default has occurred and is continuing.

For the avoidance of doubt, each Party acknowledges and agrees that this Agreement does not constitute a commitment to, nor shall it obligate any of the Parties to, provide any new incremental financing or credit support.

3.	Agreements of the Participating Lenders.

(a) Subject to the terms and conditions hereof and for so long as no Support Termination Event (as defined in Section 5 below) shall have occurred, and except as the Company and all Participating Lenders may expressly release any Participating Lender in writing from any of the following obligations, and subject to Section 23 below, each Participating Lender (solely on behalf of itself and not on behalf of any affiliate) shall (i) agree to any Qualified Exchange Offer and to validly and timely tender (including by any early tender deadline set forth in any documentation with respect to the Qualified Exchange Offer), deliver and not withdraw the requisite tender of (when solicited to do so and by the applicable deadline for doing so) such Credit Agreement Claims in the Qualified Exchange Offer and (ii) not change, revoke or withdraw such agreement or tender (or cause or direct such agreement or tender to be changed, revoked or withdrawn); provided that such agreement and tender may be revoked or withdrawn immediately upon occurrence of a Support Termination Event (as defined in Section 5 below).

(b) Each Participating Lender agrees that, as long as this Agreement has not been terminated in accordance with its terms, it shall not sell, transfer, assign or otherwise dispose of any Credit Agreement Claims, or any option thereon or any right or interest (voting or otherwise) in any or all of its Credit Agreement Claims (including, without limitation, any participation therein), unless, in addition to the requirements set forth in the Existing Credit Agreement, (i) the transferee, participant or other party (A) is a Participating Lender or (B) is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended) and agrees in writing to assume and be bound by all of the terms of this Agreement with respect to all Credit Agreement Claims such transferee, participant or other party currently holds, is acquiring or shall acquire in the future by executing the Joinder attached hereto as Exhibit N (such transferee, participant or other party, if any, to also be a “Participating Lender” hereunder), and (ii) the transferor complies with any applicable transfer restrictions and/or conditions to transfer set forth herein and in the Existing Credit Agreement. If a transferee of any of the Credit Agreement Claims is not a Participating Lender or does not execute a Joinder in substantially the form attached hereto as Exhibit N prior to the completion of such transfer, participation or other grant or otherwise agree to be bound by all of the terms of this Agreement, then such sale, transfer, assignment or other disposition of the Credit Agreement Claims or related option, right or interest therein shall be deemed void ab initio. This Agreement shall in no way be construed to preclude any Participating Lender from acquiring additional Credit Agreement Claims; provided, however, that any such additional holdings shall automatically be deemed to be subject to all of the terms of this Agreement and the Existing Credit Agreement and each such Participating Lender agrees that such additional Credit Agreement Claims shall be subject to this Agreement and the Existing Credit Agreement and that it shall tender any such additional Credit Agreement Claims (to the extent still held by it or on its behalf at the time such tender is permitted) in a manner consistent with this Section 3. Subject to the terms and conditions of the Existing Credit Agreement, each Participating Lender agrees to provide to counsel for the Company and the Agent (i) a copy of any Joinder and (ii) a notice of the acquisition of any additional Credit Agreement Claims, in each case within three (3) business days of the consummation of the transaction disposing of, or acquiring, Credit Agreement Claims. Notwithstanding the foregoing, this Section 3(b) shall not apply to any transferee that specifies in the documentation executed in connection with the transfer of Credit Agreement Claims that it is acting as a “Riskless Principal,” as such term is defined by the Loan Syndications and Trading Association in its Standard Terms and Conditions for Distressed Trade Confirmations; provided, further, that any subsequent transferee of such Riskless Principal shall be required to execute the Joinder annexed hereto as Exhibit N.

(c) Notwithstanding any provision hereof to the contrary, it is understood and agreed that the provisions of this Section 3 shall not in any manner constitute any agreement, arrangement or understanding as to the ownership, transfer or voting of any equity interest in the Company or the surviving corporation in the Merger.

4.	Agreements of the Company.

(a) Except as approved in writing by the Agent and Steering Group Majority, as long as a Support Termination Event (as defined in Section 5 below) has not occurred:

(i) the Company hereby agrees (A) to prepare or cause the preparation of the Transaction Documents and (B) provide draft copies of the Transaction Documents to Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”), counsel for the informal group of unaffiliated Lenders, and to Sidley Austin LLP (“Sidley”) and Stroock & Stroock & Lavan LLP (“Stroock”), counsel to the Agent, within a reasonable amount of time prior to the launch of the Exchange Offer, Merger Proxy Solicitation or execution of any such documents, as might be applicable.

(ii) the Company agrees to use commercially reasonable efforts to (A) support and complete the Restructuring and all other actions contemplated in connection therewith and under the Transaction Documents, (B) take any and all necessary and appropriate actions in furtherance of the Restructuring and the other actions contemplated under the Transaction Documents, (C) obtain any and all required regulatory approvals and third-party approvals for the Restructuring (including, without limitation, approval of the Merger), and (D) not take any actions inconsistent with this Agreement or the Approved Transaction Documents.

(iii) YRCW shall cause each of its subsidiaries and controlled affiliates to use its commercially reasonable efforts (A) support and complete the Restructuring and all other actions contemplated in connection therewith and under the Transaction Documents, (B) take any and all necessary and appropriate actions in furtherance of the Restructuring and the other actions contemplated under the Transaction Documents, (C) obtain any and all required regulatory approvals and third-party approvals for the Restructuring, and (D) not take any actions inconsistent with this Agreement or the Approved Transaction Documents.

(iv) the Company shall not, directly or indirectly, seek, solicit, negotiate, support or engage in any discussions relating to, or enter into any agreements relating to, any alternative proposal other than the Qualified Transaction, nor shall the Company solicit or direct any Person or entity, including, without limitation, any member of the Company’s board of directors or any holder of equity in the Company, to undertake any of the foregoing.

(b) In accordance with the terms of (i) the Existing Credit Agreement with respect to Sidley, Stroock and Compass Lexecon, and (ii) the existing engagement letters with Akin Gump and Houlihan Lokey Howard & Zukin, the Company shall pay all fees and expenses of such professionals on a regular basis and on the terms set forth in such agreements (as applicable).

(c) Promptly following completion of the Exchange Offer, the Company shall cause a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held as soon as reasonably practicable for the purpose of voting on a merger (the “Merger”) of a wholly owned subsidiary of YRCW with and into YRCW with YRCW as the surviving entity, in accordance with the terms of the Merger Agreement. YRCW’s board of directors shall recommend approval of the Merger to its stockholders in the Merger Proxy Statement (as defined below). Following the completion of the Exchange Offer, YRCW shall (i) promptly prepare and file with the SEC, use its commercially reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as reasonably practicable a proxy statement relating to the Merger (the “Merger Proxy Statement”) and all other proxy materials for such meeting, (ii) use its commercially reasonable efforts to obtain the required affirmative vote of its stockholders to approve the Merger and adopt each of (x) the New Certificate of Incorporation and (y) the Merger Agreement, and (iii) otherwise comply with all legal requirements applicable to the Company Stockholder Meeting. The Merger Proxy Statement and any amendments or supplements thereto, when filed, shall comply as to form in all material respects with the applicable requirements of the Exchange Act. In connection with the Merger, the Company shall promptly file with the Secretary of the State of Delaware (A) the New Certificate of Incorporation, (B) the Merger Agreement and (C) such other filings as reasonably necessary to consummate the Merger.

(d) The Company shall cause the filing of any requisite exceptions, notices and/or application(s) to NASDAQ Stock Market in connection with the Restructuring, including, without limitation, for the issuance of the Common Stock to the holders of Credit Agreement Claims issuable in respect of the Convertible Secured Notes and the Series B Convertible Preferred Stock, and use commercially reasonable efforts to cause the listing of such Common Stock for trading thereon in the time and manner required thereby.

(e) As promptly as reasonably practicable following the date hereof, and subject to compliance with all applicable law, the Company shall prepare and file with the SEC and use its commercially reasonably efforts to have declared effective by the SEC, the Registration Statement.

5.	Termination of Obligations.

This Agreement shall terminate and, except as otherwise provided herein, all obligations of the Parties shall immediately terminate and be of no further force and effect as follows (each, a “Support Termination Event”):

(a) upon termination of this Agreement by the mutual written consent of the Company and 66 2/3% of the aggregate amount of outstanding Credit Agreement Claims of the Participating Lenders; provided, however, that notice of such termination is provided within one (1) business day to the Persons and entities listed on Schedule 1 annexed hereto, in accordance with Section 14 hereof;

(b) at 5:00 P.M. prevailing Eastern Time on July 22, 2011, as to each Participating Lender who has not agreed to extend such date;

(c) upon the occurrence of any of the following, unless waived or extended by the Agent and the Steering Group Majority:

(i) at 5:00 P.M. prevailing Eastern Time on May 17, 2011 unless the Company has filed with the SEC one or more Registration Statements and/or other appropriate documents for the Exchange Offer;

(ii) at 5:00 P.M. prevailing Eastern Time on June 15, 2011 if the Company has not delivered to the Agent and the Steering Group Majority binding commitments with respect to the New ABL Facility in an aggregate amount not less than $300 million in form and substance acceptable to the Company, the Agent and the Steering Group Majority;

(iii) at 5:00 P.M. prevailing Eastern Time on June 22, 2011 unless the Company has commenced the Exchange Offer (the “Solicitation Commencement Date”); or

(iv) if the Exchange Offer has not been consummated within 15 business days after the Solicitation Commencement Date (the “Solicitation Termination Date”).

(d) if an involuntary proceeding against any of the Companies is commenced or an involuntary petition is filed seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief in respect of any of the Companies or their debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, administrative, receivership or similar law now or hereafter in effect, provided that such involuntary proceeding continues undismissed for a period of thirty (30) days after the filing thereof or if any court order grants the relief sought in such involuntary proceeding;

(e) if any of the Companies (i) voluntarily commences any proceeding or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in Section 5(d) hereof, (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding,

(v) makes a general assignment or arrangement for the benefit of creditors or (vi) takes any corporate action for the purpose of authorizing any of the foregoing;

(f) three (3) business days after the Company furnishes the Participating Lenders with written notice (in accordance with Section 14 hereof) of its intent, in the exercise of its fiduciary duties (set forth in Section 25 below) and based, at least in part, upon the advice of its outside legal counsel to the board of directors of the Company, to take any action that is prohibited hereunder or to refrain from taking any action that is required hereunder, which notice shall set forth (A) the acts that the Company intends to take or refrain from taking and (B) the specific dut(y)/(ies) that the Company believes it would breach as a result of such action or inaction;

(g) upon the material breach by the Company of any of the undertakings, representations, warranties or covenants of the Company set forth in this Agreement, including the Company’s obligations under Section 4, which breach remains uncured for a period of three (3) business days after the receipt of written notice of such breach from 66 2/3% of the aggregate amount of outstanding Credit Agreement Claims of the Participating Lenders;

(h) upon the material breach by any of the Participating Lenders of any of the undertakings, representations, warranties or covenants of such Participating Lender(s) set forth in this Agreement that would have a material adverse effect on the Company or the consummation of the Restructuring, which breach remains uncured for a period of three (3) business days after the receipt by the Participating Lender(s) of notice of such breach from the Company; provided, however, that the foregoing shall constitute a Support Termination Event in favor of the Company only, and shall not constitute a Support Termination Event in favor of any of the Participating Lenders (including the breaching Participating Lender); provided, further, that any termination pursuant to the foregoing shall be effective only with respect to the breaching Participating Lender(s) and this Agreement shall otherwise remain in full force and effect with respect to all other Participating Lenders and the Company unless the aggregate amount of Credit Agreement Claims held by the non-breaching Participating Lenders as of any date of determination is less than 90% of all Credit Agreement Claims as of such date of determination, in which case, a Support Termination Event shall apply to all Participating Lenders;

(i) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Restructuring;

(j) the entry of an order by any court of competent jurisdiction invalidating, disallowing, subordinating, or limiting, in any respect, as applicable, the enforceability, priority, or validity of the Credit Agreement Claims or Liens securing them;

(k) ten (10) days after the Company obtains knowledge of (A) the occurrence of any Default or (B) the occurrence of an Event of Default, in each case that is not waived or cured pursuant to the terms of the Existing Credit Agreement; provided, however that none of the Exchange Offer or the Qualified Transaction shall constitute a Default or Event of Default under the Existing Credit Agreement;

(l) IBT terminating, or threatening in writing to terminate, the MOU;

(m) upon the occurrence of any Material Adverse Effect. For purposes hereof, “Material Adverse Effect” shall mean any material adverse change, circumstance, effect, event, occurrence, state of facts or development (each, a “material adverse change”) since December 31, 2010 that, either alone or in combination, has had or is reasonably likely to have a short term or long term material adverse effect on (i) the financial condition, business, results of operations, assets or liabilities of the Company, whether or not arising from transactions in the ordinary course or (ii) the ability of the Company to perform its obligations under the Restructuring Term Sheet, Approved Transaction Documents, the Qualified Transaction and/or this Agreement, in each case as determined in writing by 66 2/3% of the aggregate amount of outstanding Credit Agreement Claims of the Participating Lenders; provided, however, that a Material Adverse Effect shall not be deemed to have occurred hereunder if such material adverse change was disclosed by the Company in any public filing prior to April 21, 2011.

(n) upon the occurrence of any termination event under the IBT Consent Agreement;

(o) on June 30, 2011, unless each Employer (as defined in the MOU) shall have reached an agreement in writing with the applicable trustees of each of the Teamster Pension Funds covered by the 2008-2013 National Master Freight Agreement and its applicable supplemental agreements, as same have been amended by the MOU and extended through March 31, 2015 (as such may be amended or modified from time to time) (each a “Fund”) in form and substance acceptable to the Company, the Agent and the Steering Group Majority, including the terms and conditions set forth below, to either: (A) reenter the Fund as a contributing employer and contribute to the Fund in accordance with the terms of the MOU (the “MOU Contributions”) or (B) if making the MOU Contributions is prohibited by applicable law, then pending the earlier to occur of the adoption of legislation or regulatory approval which would permit the Fund to accept the MOU Contributions or such time as the MOU Contributions are no longer prohibited, each Employer shall deposit the MOU Contributions so prohibited (the “Prohibited Amounts”) into an escrow account, the terms of which are acceptable to the Employer and the Fund (the “Escrow Account”) or, to the extent applicable, the Prohibited Amounts shall be first applied to pay any obligations owed to the Fund by the applicable Employer under the Contribution Deferral Agreement (as defined herein below) and thereafter shall be deposited into the Escrow Account, or (C) solely in the event that agreements pursuant to (A) or (B) above cannot be consummated under applicable law or fund documentation, on such other terms acceptable to the Employer and the applicable Fund. Each such agreement shall provide that, under no circumstances, shall the Fund determine that the implementation of clause (A), (B) or (C) above: (1) constitutes with respect to any Employer or any of their ERISA Affiliates (as defined in the Contribution Deferral Agreement): (x) a complete withdrawal with respect to any Fund under section 4203 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or any other applicable law with similar effect (“Similar Law”) or (y) a partial withdrawal with respect to any Fund under section 4205 of ERISA and/or any other Similar Law or (2) otherwise subject any of the Employers or any of their ERISA Affiliates to Withdrawal Liability (as defined in the Contribution Deferral Agreement). Each such agreement shall also provide that, so long as the Employer complies with the terms of its agreement with the applicable Fund, including its obligations to make the MOU Contributions, the trustees of the Fund shall not bring any action against the Employer or any of its ERISA Affiliates to claim a withdrawal from the Fund or to demand the payment of, assess, quantify, enforce or collect Withdrawal Liability; and

(p) if, for any reason, any agreement referred to in Section 5(o) above is terminated, amended or modified in a manner adverse to the Company or the Participating Lenders, or otherwise ceases to be in full force and effect.

Upon the occurrence of a Support Termination Event, this Agreement shall forthwith become void and of no further force or effect, each Party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and any of the Approved Transaction Documents, and there shall be no liability or obligation on the part of any Party hereto; provided, however, that in no event shall any such termination relieve a Party hereto from (i) liability for its breach or nonperformance of its obligations hereunder prior to the date of such termination and (ii) obligations under this Agreement which by their terms expressly survive any such termination; provided, further, that, notwithstanding anything to the contrary herein, any Support Termination Event may be waived in accordance with the procedures established by Section 9 hereof, in which case the Support Termination Event so waived shall be deemed not to have occurred, this Agreement shall be deemed to continue in full force and effect, and the rights and obligations of the Parties hereto shall be restored, subject to any modification set forth in such waiver. Upon termination of this Agreement, any and all tenders that may have been delivered after the commencement of the Exchange Offer by a Participating Lender (it being understood that the Company cannot solicit, nor can any Participating Lender actually tender, any claims prior to the filing of the Registration Statement) shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Company, and the Exchange Offer documentation shall provide as such. Upon termination of this Agreement, no Party shall have any continuing liability or obligation to any other Party relating to this Agreement. Upon the occurrence of the Support Termination Event under this Agreement, the fees and expense reimbursements required by Section 4(b) hereof shall be payable within two (2) business days for work incurred through the termination date and billed to the Company within two (2) business days following such termination date (it being understood that this provision shall not affect the Company’s continuing obligations under the Existing Credit Agreement or any existing engagement letters to pay fees and expenses on an on-going and regular basis).

6.	Further Assurances.

YRCW shall cause each of its subsidiaries and controlled affiliates to, take such action (including executing and delivering any other agreements and making and filing any required regulatory filings) as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.	Remedies.

All remedies that are available at law or in equity, including specific performance and injunctive or other equitable relief, to any Party for a breach of this Agreement by another Party shall be available to the non-breaching Party; provided, however, that if there is a breach of the Agreement by a Participating Lender, money damages shall be an insufficient remedy to the other Participating Lenders and any Participating Lender can seek specific performance as against another Participating Lender; provided, further that in connection with any remedy asserted in connection with this Agreement, each Party agrees to waive any requirement for the securing or posting of a bond in connection with any remedy. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party or any other Party.

8.	Prior Negotiations.

This Agreement supersedes all prior negotiations, and documents reflecting such prior negotiations, between and among the Company and the Participating Lenders (and their respective advisors) with respect to the subject matter hereof.

9.	Amendments.

(a) The Approved Transaction Documents may be amended, modified or supplemented to the extent that such amendments are not materially inconsistent with the Restructuring Term Sheet with the written approval of (i) the Company, (ii) the Agent and (iii) the Steering Group Majority; provided, however, that no amendment, modification or other supplement to the Approved Transaction Documents may impose less favorable treatment of any Participating Lender’s Credit Agreement Claims, or any group of Participating Lenders’ Credit Agreement Claims, or its rights and obligations hereunder and under the Approved Transaction Documents compared to those of the Participating Lenders generally, without such Participating Lender’s, or such group of Participating Lenders’, express written consent.

(b) A Support Termination Event may be waived only upon the written approval of 75% of the aggregate amount of outstanding Credit Agreement Claims of the Participating Lenders.

(c) This Agreement may be amended (to the extent such amendment is consistent with the Approved Transaction Documents (as such Approved Transaction Documents may be amended in accordance with Section 9(a) hereof)) only upon the written approval of (i) the Company and (ii) 75% of the aggregate amount of outstanding Credit Agreement Claims of the Participating Lenders. Any other amendment to this Agreement shall require the written approval of (x) the Company and (y) each Participating Lender.

10.	Independent Analysis.

Each Participating Lender hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it has deemed appropriate.

11.	Representation by Counsel.

Each Party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel, shall have no application and is expressly waived.

12.	Governing Law.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflict of laws that would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State and County of New York. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO ABOVE.

13.	Effective Date.

This Agreement shall become effective, and each Party shall be bound to the terms of this Agreement, upon (i) delivery to the Agent or its counsel of its duly executed counterpart signature page, (ii) payment of all outstanding and unpaid reasonable fees and expenses in accordance with Section 4(b) hereof, (iii) delivery by the Teamsters National Freight Industry Negotiating Committee or its counsel of its duly executed counterpart signature page to the IBT Consent Agreement, and (iv) delivery by each of the Funds who are signatories to the Contribution Deferral Agreement of duly executed counterpart signature pages to the Tenth Amendment and the Amended and Restated Contribution Deferral Agreement, each in form and substance acceptable to the Company, the Agent and the Steering Group Majority, agreeing to the Restructuring on the terms set forth in the Restructuring Term Sheet (the latest date on which each of the conditions set forth in clauses (i), (ii), (iii) and (iv) is satisfied, the “Effective Date”); provided, that, the Agent has received signature pages to this Agreement from the Company and Lenders holding more than 90% in principal amount of the Credit Agreement Claims.

14.	Notices.

All demands, notices, requests, consents and other communications under this Agreement shall be in writing, sent contemporaneously to all of the Parties, and deemed given when delivered, if delivered by hand, or upon confirmation of transmission, if delivered by email or facsimile, during standard business hours (from 8:00 A.M. to 6:00 P.M. at the place of receipt) at the addresses and facsimile numbers set forth on Schedule 1 hereto.

15.	Reservation of Rights.

Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each Party to protect and preserve its rights, remedies and interests, including the Credit Agreement Claims and any other claims against the Company or other parties, or its full participation in any bankruptcy proceeding. Without limiting the foregoing sentence in any way, after a Support Termination Event, the Parties hereto each fully reserve any and all of their respective rights, remedies and interests, subject to Section 5, in the case of any claim for breach of this Agreement. Furthermore, nothing in this Agreement shall be construed to prohibit any Party from appearing as a party-in-interest in any matter to be adjudicated in any bankruptcy proceeding.

16.	Survival.

Notwithstanding (i) any sale of the Credit Agreement Claims in accordance with Section 3(b) and the Existing Credit Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Sections 4(b) (solely to the extent of fees and expenses accrued before termination), 15, 16, 24 and 25 and the last sentence of Section 5 shall survive such sale and/or termination and shall continue in full force and effect for the benefit of the Participating Lenders in accordance with the terms hereof.

17.	Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective permitted successors, assigns, heirs, executors, estates, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof in any jurisdiction shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof or the continuing validity and enforceability of such provision in any other jurisdiction. The agreements, representations and obligations of the Participating Lenders under this Agreement are, in all respects, several and not joint.

18.	Third-Party Beneficiary.

This Agreement is intended for the benefit of the Parties hereto and no other Person or entity shall be a third party beneficiary hereof or have any rights hereunder.

19.	Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, electronic mail or otherwise, each of which shall be deemed to be an original for the purposes of this paragraph.

20.	Entire Agreement.

This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements (oral and written) and all other prior negotiations but shall not supersede the Approved Transaction Documents; provided, however, that the Parties acknowledge and agree that any confidentiality agreements heretofore executed between the Company and any Participating Lender shall continue in full force and effect.

21.	Headings.

The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement and shall not affect the interpretation of this Agreement.

22.	Acknowledgment.

This Agreement shall not be deemed an offer or sale with respect to the Series A Notes, the Series B Notes, the Series B Convertible Preferred Stock, the Common Stock issuable in the Transaction, or the Common Stock issuable upon conversion of any of the foregoing or any other security, which shall only be offered and sold pursuant to the Registration Statement. This Agreement is not and shall not be deemed to be a solicitation of proxies with respect to the Merger Proxy Solicitation, which shall only be solicited pursuant to the proxy materials.

23.	Settlement Discussions.

This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the parties hereto. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement.

24.	Publicity.

The Company shall not (a) use the name of any Participating Lender in any press release without such Participating Lender’s prior written consent or (b) disclose to any Person, other than legal, accounting, financial and other advisors to the Company, the principal amount or percentage of Credit Agreement Claims held by any Participating Lender or any of its respective subsidiaries; provided, however, that the Company shall be permitted to disclose at any time the aggregate principal amount of, and aggregate percentage of, any class of Credit Agreement Claims held by the Participating Lenders as a group. Notwithstanding the foregoing, the Participating Lenders hereby consent to the disclosure by the Company in the Approved Transaction Documents or as otherwise required by law or regulation, of the execution, terms and contents of this Agreement and the aggregate principal amount of, and aggregate percentage of, any class of Credit Agreement Claims held by the Participating Lenders as a group. Notwithstanding the foregoing, the Company will use commercially reasonable efforts to submit to Akin Gump, Sidley and Stroock all press releases, public filings, public announcements or other communications with any news media relating to this Agreement or the transactions contemplated hereby and any amendments thereof for review and potential suggestions on the same basis as in Section 4(a)(i) hereof.

25.	Fiduciary Duties.

Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the Company or its affiliated entities or any directors or officers of the Company or its affiliated entities, in such Person’s capacity as a director or officer of the Company or its affiliated entities, to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law. None of the Agent, the Informal Group (including the Steering Group) or any Participating Lender shall have any fiduciary or other duties or responsibilities to the Company. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against each of the Agent, the Informal Group (including the Steering Group) and each Participating Lender with respect to any claim in connection with any aspect of any transaction contemplated hereby (including the negotiation of such transaction).

26.	Loan Document.

This Agreement shall constitute a Loan Document under (and as defined in) the Existing Credit Agreement.

27.	Actions by the Agent.

Actions taken by the Agent hereunder shall be performed consistent with the terms and conditions of the Existing Credit Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

YRC WORLDWIDE INC.
(On behalf of itself and all of its direct and indirect subsidiaries)

By:
Name:
Title:

Dated:                             , 2011

The identity of the Participating Lender below and the amount of the Participating Lender’s holdings are strictly confidential in accordance with the Existing Credit Agreement and this Agreement. This signature page references only the Credit Agreement Claims in the amounts set forth on this signature page that are subject to and controlled by the signatory on this signature page (the “Signatory”) as a Lender under the Existing Credit Agreement. It does not bind nor act as a consent by any affiliate, parent, joint venture of the Signatory or any trading or market making area of the Signatory holding Credit Agreement Claims under the Existing Credit Agreement or any other obligations of the Company or its controlled affiliates to the terms and conditions contained in this Agreement to which this signature page is affixed.

PARTICIPATING LENDER

Name of Institution:	_____________

By:

Name:

Title:

Telephone:

Facsimile:

LC Claims

$	________________________

Term Loan Claims

$	________________________

Revolving Credit Claims

$	________________________

Deferred Interest and Fees Claims

$	________________________

SCHEDULE 1

Notice Addresses

If to the Company:

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Attn:	Jeff P. Bennett

Vice President - Legal and Interim General Counsel

JeffP.Bennett@yrcw.com

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attn:	Dennis M. Myers, P.C.

Dennis.Myers@kirkland.com

If to the Agent:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 23rd Floor

New York, NY 10179

Attn:	Bruce Borden

bruce.s.borden@jpmorgan.com

with a copy to:

Sidley Austin LLP

1 South Dearborn Street

Chicago, IL 60603

Attn:	Robert J. Lewis

rlewis@sidley.com

and

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attn:	Lewis Kruger

lkruger@stroock.com

Andrew DeNatale

adenatale@stroock.com

If to any Participating Lender:

To the Agent for distribution to such Participating Lender in accordance with the Existing Credit Agreement.

with a copy to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

Attn:	Michael S. Stamer

mstamer@akingump.com

James Savin

jsavin@akingump.com

SCHEDULE 2(b)

Conflicts

Any failure to meet the requirements of or to receive a grant of waiver to certain NASDAQ listing rules (including, without limitation, those listing rules related to stockholder approvals, voting rights and change of control) as a result of the transactions contemplated hereunder.

EXHIBITS

Exhibit A	–	Restructuring Term Sheet
Exhibit B	–	Series A Indenture
Exhibit C	–	Series B Indenture
Exhibit D	–	New Credit Agreement
Exhibit E	–	Series A Registration Rights Agreement
Exhibit F	–	Series B Registration Rights Agreement
Exhibit G	–	Series B Certificate of Designations
Exhibit H	–	Equity Registration Rights Agreement
Exhibit I-1	–	Tenth Amendment
Exhibit I-2	–	Amended and Restated Contribution Deferral Agreement
Exhibit I-3	–	Reaffirmation Agreement
Exhibit J	–	Series A Certificate of Designations
Exhibit K	–	IBT Consent Agreement
Exhibit L	–	New Certificate of Incorporation
Exhibit M	–	Amended and Restated Bylaws
Exhibit N	–	Joinder